UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2026

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 207-878-2770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	ICCC	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors; Election of Directors.

(b)

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 9, 2026, Bryan K. Gathagan gave the Company notice that he preferred not to run for re-election to the Company’s Board of Directors (the “Board”) at the 2026 Annual Meeting of Stockholders. At a meeting of the Board held on April 7, 2026, Mr. Gathagan tendered his retirement from the Board effective April 15, 2026.

During the same April 7, 2026 meeting of the Board, Michael F. Brigham and Bobbi Jo Brockmann agreed not to stand for re-election as Director at the upcoming 2026 Annual Meeting of Stockholders, and tendered their resignations from the Board effective April 15, 2026. Mr. Brigham had served as President and CEO of the Company for more than 25 years (since February 2000) until his retirement on November 1, 2025. His service as a Director dates back to 1999. Ms. Brockman first joined the Company in January 2010, as Director of Sales and Marketing and had served as a Board member for the past 8 years and more. She continues to serve as the Company’s Vice President of Sales and Marketing.

(d)

At its April 7, 2026 meeting, the Board elected two new Directors to join the Board effective as of April 15, 2026, as follows:

Gilles Guillemette, DVM. Dr. Guillemette has more than 30 years of executive experience in animal health therapeutics. He has held executive positions at Elanco, Bayer, Henry Schein, Chewy, and Trupanion, where he had significant P&L responsibilities, led strategy, business development and finance functions, and managed regulated therapeutic operations. Dr. Guillemette is currently an Operating Partner at Archimed and earned his Doctor of Veterinary Medicine in Nantes, France. In his capacity as a Director of the Company, he will Chair a new Strategy & Technology Committee and serve on the Audit Committee.

Anthony DiMarco, Ph.D. Dr. DiMarco brings four decades of scientific leadership in human and animal health biologics companies. For 21 years, he was Vice President of R&D and Global Manufacturing at IDEXX where he developed new products and implemented productivity improvements. Previously, Dr. DiMarco spent 10 years in scientific roles at Abbott Laboratories. Dr. DiMarco serves as Chair of Educate Maine and received his Ph.D. in Microbiology from the University of Illinois. In his capacity as a Director of the Company, he will serve on the Compensation, Nominations, and Strategy & Technology Committees.

The Company is not aware of any transaction involving Dr. Guillemette or Dr. DiMarco requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Dr. Guillemette and Dr. DiMarco as Directors is furnished as Exhibit 99.1.

Item 8.01 Other Events.

The Company has posted to its website an Investor Presentation that provides an overview of the Company’s business and strategy, consistent with information and results reported in the Company’s Annual Report on Form 10-K filed on March 30, 2026.

Item 9.01.  Exhibits.

(d)           Exhibits.

99.1	Press Release of the Company dated April 13, 2026
99.2	Investor Presentation of the Company dated April 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: April 13, 2026	By:	/s/ Timothy C. Fiori
Timothy C. Fiori
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	99.1 Press Release of the Company dated April 13, 2026
99.2	Investor Presentation of the Company dated April 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)